Exhibit 99.3
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
For the three months ended April 1, 2006
     The following unaudited pro forma combined financial statements of Champion Enterprises, Inc. (“Champion”) give effect to the acquisition of Calsafe Group (Holdings) Limited and its operating subsidiary Caledonian Building Systems Limited (collectively “Calsafe”) by a wholly-owed subsidiary of Champion Enterprises, Inc. On April 7, 2006, Champion acquired 100% of the capital stock of Calsafe for aggregate cash consideration of approximately $100 million plus potential contingent purchase price of up to approximately $6.4 million and additional potential contingent consideration of be paid over four years. The final purchase price will ultimately be determined based upon the achievement of certain financial benchmarks over the three years and three quarters ending December 2009. The transaction was financed through a combination of a pound Sterling denominated term loan and cash.
      Pro forma adjustments related to the pro forma combined balance sheet have been determined assuming the acquisition was consummated on April 1, 2006. The pro forma combined balance sheet combines Champion’s unaudited consolidated balance sheet as of April 1, 2006 with Calsafe’s audited consolidated balance sheet as of April 7, 2006. The pro forma combined income statement combines the companies’ respective income statements as if the combination had occurred at the beginning of the quarter ended April 1, 2006 and April 7, 2006, respectively. The unaudited pro forma combined financial statements are based on the assumptions and adjustments described in the accompanying notes. The pro forma combined income statement is not necessarily indicative of operating results that would have been achieved had the combination been consummated as of the beginning of the period presented and should not be construed as representative of future operations. You should read the unaudited pro forma combined financial statements in conjunction with the historical consolidated financial statements, including related notes, filed as part of our Annual Report on Form 10-K for the year ended December 30, 2006 and our Quarterly Report on Form 10-Q for the three months ended April 1, 2006.

CHAMPION ENTERPRISES, INC.
UNAUDITED PRO FORMA INCOME STATEMENT
FOR THE THREE MONTHS ENDED APRIL 1, 2006
(IN THOUSANDS, EXCEPT PER SHARE DATA)

			Pro Forma
	Champion	Calsafe	Adjustments		Pro Forma
	(A)	(B)
Net sales	$346,529	$40,191	$—		$386,720
Cost of sales	292,236	32,287	44	(1)	324,567

Gross margin	54,293	7,904	(44)		62,153

Selling, general, and administrative expenses	37,231	2,567	61	(2)	39,859
Amortization of intangibles	92	468	423	(3)	983

Operating income (loss)	16,970	4,869	(528)		21,311

Interest expense, net	2,070	1,650	(254)	(4)	3,466

Income (loss) from continuing operations before income taxes	14,900	3,219	(274)		17,845

Income tax expense (benefit)	1,200	1,106	(96)	(5)	2,210

Income (loss) from continuing operations	$13,700	$2,113	$(178)		$15,635

Basic income per share from continuing operations	$0.18				$0.21
Weighted average shares outstanding - basic	76,081				76,081

Diluted income per share from continuing operations	$0.18				$0.20
Weighted average shares outstanding - diluted	77,300				77,300
See accompanying Notes to Pro Forma Financial Statements.

CHAMPION ENTERPRISES, INC.
UNAUDITED PRO FORMA BALANCE SHEET
AS OF APRIL 1, 2006
(IN THOUSANDS, EXCEPT PAR VALUE)

			Pro Forma
	Champion	Calsafe	Adjustments		Pro Forma
	(C)	(D)
ASSETS
Current assets
Cash and cash equivalents	$132,136	$24,253	$(45,211	)(6),(7),(11)	$111,178
Restricted cash	325	—	—		325
Accounts receivable, trade	45,899	22,729	—		68,628
Inventories	106,747	1,830	—		108,577
Current assets of discontinued operations	1,262	—	—		1,262
Other current assets	6,922	967	—		7,889

Total current assets	293,291	49,779	(45,211)		297,859

Property, plant, and equipment, net	96,067	9,138	3,491	(8)	108,696

Goodwill	171,670	32,847	58,416	(9),(10)	262,933
Amortizable intangible assets, net	3,836	—	30,220	(10)	34,056
Non-current assets of discontinued operations	1,720	—	—		1,720
Other non-current assets	17,327	112	267	(6),(7)	17,706

	$583,911	$91,876	$47,183		$722,970

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$40,896	$35,199	$—		$76,095
Accrued warranty obligations	33,899	—	—		33,899
Accrued volume rebates	30,024	—	—		30,024
Accrued compensation and payroll taxes	17,883	2,249	—		20,132
Accrued self-insurance	32,277	—	—		32,277
Current liabilities of discontinued operations	2,893	—	—		2,893
Other current liabilities	30,106	34,874	(22,762	)(6),(7),(11)	42,218

Total current liabilities	187,978	72,322	(22,762)		237,538

Long-term liabilities
Long-term debt	201,418	—	77,775	(6)	279,193
Other long-term liabilities	31,383	1,610	10,114	(12)	43,107

	232,801	1,610	87,889		322,300

Shareholders’ equity
Common stock, $1 par value, 120,000 shares authorized, 76,142 shares issued and outstanding	76,142	28	(28	)(13)	76,142
Capital in excess of par value	195,087	2,771	(2,771	)(13)	195,087
Accumulated deficit	(108,216)	15,145	(15,145	)(13)	(108,216)
Accumulated other comprehensive income	119	—	—		119

Total shareholders’ equity	163,132	17,944	(17,944)		163,132

	$583,911	$91,876	$47,183		$722,970

See accompanying Notes to Pro Forma Financial Statements.

NOTES TO PRO FORMA FINANCIAL STATEMENTS

(A)	Champion’s unaudited consolidated results of continuing operation for the 13 week period ended April 1, 2006, under generally accepted accounting principles in the United States (“US GAAP”).

(B)	Calsafe’s unaudited consolidated results of continuing operations for the 14 week period January 1, 2006 to April 7, 2006, the date the transaction was completed, under generally accepted accounting principles in the United Kingdom (“UK GAAP”). Calsafe’s results for the period have been translated from pounds Sterling to U.S. dollars using the average exchange rate for the period of $1.751 to £1.0.

(C)	Champion’s unaudited consolidated balance sheet as of April 1, 2006, under generally accepted accounting principles in the United States (“US GAAP”).

(D)	Calsafe’s audited consolidated balance sheet as of April 7, 2006, under generally accepted accounting principles in the United Kingdom (“UK GAAP”). Calsafe’s balance sheet as of April 7, 2006, has been translated from pounds Sterling to U.S. dollars using the April 7, 2006 exchange rate of $1.746 to £1.0.
The principal difference between UK GAAP and US GAAP for the Calsafe results is that goodwill is amortizable under UK GAAP but not under US GAAP. This difference is adjusted in adjustment (3) as discussed below.

(1)	Adjustment to depreciation expense due to revaluation of property, plant, and equipment acquired in the transaction.

(2)	Adjustment to amortization expense for deferred financing costs associated with debt incurred to finance the acquisition.

(3)	Adjustment to eliminate goodwill amortization expense of $468,000 included in Calsafe’s operating results and to record estimated amortization expense of $891,000 for amortizable intangible assets acquired in the transaction.

(4)	Adjustment to eliminate interest expense of $1,650,000 included in Calsafe operating results for debt repaid during the period from proceeds from the sale of discontinued operations and debt repaid at acquisition and to record interest expense of $1,396,000 for debt incurred to finance the acquisition. Interest expense on the debt incurred to finance the acquisition was based on the UK LIBOR rate for the quarter plus 2.5%.

(5)	Adjustment to record tax effects of purchase accounting, pro forma adjustments and acquisition financing structure.

(6)	Adjustment to record debt incurred to finance the acquisition and payment or accrual of associated deferred financing costs.

(7)	Adjustment to record purchase of Calsafe and payment or accrual of associated costs of the acquisition.

(8)	Adjustment to reflect the fair value of Calsafe’s property, plant and equipment.

(9)	Adjustment to eliminate the goodwill included in Calsafe’s balance sheet.

(10)	Adjustment to record estimated amortizable intangible assets and goodwill acquired in the transaction, based on the following preliminary purchase price allocation, using the exchange rate at April 7, 2006:

	Estimated Value	Useful Life
	(in thousands)	(years)
Trade names	$7,856	15
Employment contracts	3,579	5
Technology	489	3
Technology	3,107	5
Customer relationships	15,189	10

Total amortizable intangibles	30,220
Goodwill	91,263

Total goodwill and intangibles	$121,483

(11)	Adjustment to eliminate inter-company balances and transfers that arose on the acquisition date.

(12)	Record purchase accounting for deferred taxes.

(13)	Adjustment to eliminate the shareholders’ equity of Calsafe as of April 7, 2006.